Exhibit 99.1

GameSquare Holdings Reports 2026 Second Quarter Results

with Revenue up 137% YoY and Record Second Quarter Adjusted EBITDA

Gross margin of 49.0% in the second quarter of 2026, representing a year-over-year increase of 19.6 percentage points

Net loss of $10.6 million, includes $7.8 million in changes in unrealized loss and realized loss on digital assets and investments in ETH fund

Adjusted EBITDA of $1.0 million for the second quarter, driven by higher sales, strong gross margin expansion, and improved operating leverage

August 10, 2026, FRISCO, TX – GameSquare Holdings, Inc. (NASDAQ: GAME), (“GameSquare”, or the “Company”), today announced financial results for the three- and six-months ended June 30, 2026.

Justin Kenna, CEO of GameSquare stated, “GameSquare delivered a strong second quarter, which was ahead of plan, with positive results accelerating meaningfully from first quarter and year-over-year levels. Revenue increased 137% year-over-year to $18.5 million, gross margin expanded by nearly 20 percentage points to 49.0%, and adjusted EBITDA improved to a second quarter record of $1.0 million. These results reflect strong execution, underlying organic growth across our core businesses, the positive contribution from the recent Click and TubeBuddy acquisitions, and increasing operating leverage of our platform as our business scales.”

Kenna added, “Revenue growth is being supported by strong bookings across GameSquare Experiences, expanding creator relationships and deeper engagements with global partners. Recent examples include the renewal and expansion of our relationship with Riot Games and Stream Hatchet’s selection for a second consecutive year as a data and insights provider for the Esports World Cup, which demonstrate the value of our differentiated data, analytics and creator-intelligence capabilities. Our partnership with the U.S. Army and FaZe Esports’ partnership with CORSAIR further demonstrate the breadth of our platform and our ability to connect leading brands and organizations with highly engaged gaming and esports audiences.”

“Expanding our access to premium IP is an increasingly important component of GameSquare’s strategy, strengthening the value and differentiation of our end-to-end commercial platform. We are pleased with the recent additions of World of Dance, the Esports Awards and The Mobies to our growing portfolio of commercial IP opportunities. Equally important, we continue to expand the scale and reach of our creator business. During the second quarter, Justin Miclat was appointed Chief Growth Officer of Click, and we added Steak, the second-largest Roblox creator, and SypherPK, one of the world’s largest Fortnite creators, to our talent roster. As a result, Click’s creator network now reaches more than 60 million followers across major social platforms,” Kenna continued.

“Our strong year-to-date performance demonstrates the progress we are making and reinforces our confidence in GameSquare’s operating model and growth strategy. As our recent acquisitions successfully integrate, we are building a stronger and more comprehensive platform that enables GameSquare to provide a broader range of services to both new and existing customers. With revenue growth accelerating, gross margins expanding and adjusted EBITDA turning positive, we believe we have established meaningful momentum and are well positioned to deliver a strong second half of 2026,” Kenna concluded.

Reported results for the three months ended June 30, 2026, compared to June 30, 2025 (unaudited)

●	Revenue of $18.5 million, compared to $7.8 million
●	Gross profit of $9.0 million, compared to $2.3 million
●	Gross margin of 49.0%, compared to 29.4%
●	Net loss from continuing operations of $10.6 million (see following bullet), compared to $4.0 million.
●	The $10.6 million net loss in the second quarter of 2026 included a $7.8 million change in fair value loss on digital assets, $1.4 million change in fair value of contingent consideration, $0.7 million change in fair value of warrant liability and $0.6 million of one-time transaction costs related to M&A and other non-operating legal costs.
●	Positive adjusted EBITDA of $1.0 million, compared to an adjusted EBITDA loss of $3.2 million
●	Adjusted EBITDA was 5.2% of revenue, versus -40.5% of revenue

Reported results for the six months ended June 30, 2026, compared to June 30, 2025 (unaudited)

●	Revenue of $33.0 million, compared to $15.2 million
●	Gross profit of $14.7 million, compared to $5.4 million
●	Net loss from continuing operations of $28.2 million (see following bullet), compared to a net loss of $7.8 million
●	The $28.2 million net loss from continuing operations for the six months of 2026 included a $22.4 million change in fair value loss on digital assets, $1.4 million change in fair value of contingent consideration, and $1.6 million of one-time transaction costs related to the TubeBuddy acquisition, M&A and other non-operating costs.
●	Adjusted EBITDA loss of $0.1 million, compared to a loss of $5.7 million
●	Adjusted EBITDA loss was -0.4% of revenue, versus -37.7% of revenue last year

Proforma* results for the six months ended June 30, 2026 (unaudited)

●	Revenue of $34.3 million
●	Gross profit of $15.9 million
●	Gross margin of 46.3%
●	Adjusted EBITDA of $0.3 million, or 0.9% of proforma revenue

* Proforma financial results include TubeBuddy for the 2026 six months. All financial information and proforma is unaudited.

The financial information contained in this release reflects preliminary, unaudited results for the quarter ended June 30, 2026. These preliminary results have been prepared by management and are subject to the completion of customary quarter-end accounting procedures and the completion of the review of the Company’s interim financial statements by its independent registered public accounting firm. As a result, the financial information presented herein may change and the Company’s actual results and financial condition as reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 may differ from the information presented in this release.

Stock Repurchases

During the second quarter, GameSquare repurchased 2.8 million shares of its common stock for $1.2 million, representing an average price of approximately $0.43 per share. In July 2026, GameSquare repurchased an additional 1.0 million shares of its common stock for $0.4 million, representing an average price of approximately $0.38 per share.

As of August 7, 2026, GameSquare has repurchased over 8.8 million shares of its common stock for nearly $4.1 million, representing an average price of approximately $0.46 since the Company’s repurchase program started in October 2025. The Company has approximately $10.9 million remaining under its current authorization.

2026 Outlook

On a proforma basis, which takes into account the Company’s plans with the TubeBuddy business as if it was acquired on January 1, 2026, the Company is reiterating its previously announced annual financial guidance for fiscal year 2026. The Company’s annual guidance for 2026 includes:

●	Revenue of $85 million to $90 million
●	Gross margin of 35% to 40%
●	Adjusted EBITDA of over $5 million

Adjusted EBITDA guidance excludes items such as transaction costs, impairments, and other one-time expenses, and that a reconciliation is not provided due to forward-looking uncertainty and unreasonable efforts.

Balance Sheet Highlights at June 30, 2026:

●	Ethereum (“ETH”) Assets[1]: The Company held 15,080.51 ETH
●	Deferred revenue: Increased 35.0% from December 31, 2025, reflecting the Company’s technology and SaaS revenue growth.
●	Cash and cash equivalents: The Company had $25.9 million in ETH, Altcoin investments, and cash, or $0.25 per share as of June 30, 2026. Cash at June 30, 2026, was $2.1 million, with an additional $2.4 million in restricted cash.

1 Digital asset values are subject to significant volatility and are valued based on market prices as of the reporting date.

Use of Non-GAAP Financial Measures

This release includes measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP measures”). These Non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company’s reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. GameSquare’s management uses these Non-GAAP measures for internal budgeting and forecasting purposes and to evaluate GameSquare’s financial performance. GameSquare’s management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. For further information regarding these Non-GAAP measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our U.S. GAAP results and the “Management’s use of Non-GAAP Measures” that accompany this press release.

Conference Call Details

Justin Kenna, CEO, and Mike Munoz, CFO, are scheduled to host a conference call with the investment community. Analysts and interested investors can join the call via the details below:

Date: August 10, 2026

Time: 5:00 pm ET

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=HC4SUncR

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Email: pr@gamesquare.com

About GameSquare Holdings, Inc.

GameSquare (NASDAQ:GAME) is a cutting-edge media, entertainment, and technology company transforming how brands and publishers connect with Gen Z, Gen Alpha, and Millennial audiences. With a platform that spans award-winning creative services, advanced analytics, and FaZe Esports, one of the most iconic gaming organizations, we operate one of the largest gaming media networks in North America. As a digital-native business, GameSquare provides brands with unparalleled access to world-class creators and talent, delivering authentic connections across gaming, esports, and youth culture. Complementing our operating strategy, GameSquare has developed an innovative treasury management program designed to generate yield and enhance capital efficiency, reinforcing our commitment to building a dynamic, high-performing media company at the intersection of culture, technology, and next-generation financial innovation.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future performance, revenue, growth and profitability; and the Company’s ability to execute on its current and future business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability.

Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its business and being able to execute on its business plans, the success of Company’s vendors and partners in their provision of services to the Company, the Company being able to recognize and capitalize on opportunities, the Company continuing to attract qualified personnel to support its development requirements, the continued development, acceptance and adoption of digital assets; the availability, security and functionality of digital asset custody solutions and related infrastructure, the liquidity and stability of digital asset markets, the Company’s ability to manage the significant price volatility associated with digital assets, and the ability of the Company and its service providers to maintain adequate cybersecurity protections and safeguard digital assets from theft, loss or unauthorized access. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements.

Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company. Additional information regarding risks and uncertainties that could affect the Company is included in the Company’s filings with the U.S. Securities and Exchange Commission, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

GameSquare Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Cash	$2,101,751	$4,604,781
Restricted cash	2,361,254	1,769,552
Accounts receivable, net	11,322,606	8,733,159
Digital assets	23,454,063	5,987,720
Government remittances	284,081	343,488
Prepaid expenses and other current assets	936,001	771,902
Total current assets	40,459,756	22,210,602
Investments	137,023	383,503
Investment in ETH fund	377,438	41,374,063
Promissory note receivable, non-current	549,000	549,000
Property and equipment, net	106,456	114,054
Goodwill	8,619,295	5,912,230
Intangible assets, definite lived, net	7,451,752	5,414,452
Intangible assets, indefinite lived	-	1,945,962
Right-of-use assets	1,187,597	1,398,515
Total assets	$58,888,317	$79,302,381
Liabilities and Shareholders’ Equity
Accounts payable	$20,795,772	$21,929,984
Accrued expenses and other current liabilities	4,818,818	6,788,876
Players liability account	47,535	47,535
Deferred revenue	5,334,418	3,952,295
Current portion of operating lease liability	458,186	441,485
Promissory notes payable, current	12,100,000	2,000,000
Warrant liability	376	1,626,832
Contingent purchase consideration, current	1,433,000	-
Deferred purchase consideration	-	3,996,548
Arbitration reserve	-	93,041
Total current liabilities	44,988,105	40,876,596
Contingent purchase consideration, non-current	2,279,224	807,000
Deferred tax liability	810,704	810,704
Operating lease liability	925,361	1,154,341
Total liabilities	49,003,394	43,648,641
Commitments and contingencies (Note 17)
Series A-1 convertible preferred stock ($0.0001 par value, 50,000,000 authorized, 0 and 3,433 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	-	3,924,296
Common stock ($0.0001 par value, 500,000,000 shares authorized, 102,371,390 and 98,066,751 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	10,237	9,807
Additional paid-in capital	201,264,994	195,158,882
Treasury stock	(205,628)	(580,715)
Accumulated other comprehensive loss	(558,330)	(586,991)
Non-controlling interest	-	-
Accumulated deficit	(190,626,350)	(162,271,539)
Total shareholders’ equity	9,884,923	35,653,740
Total liabilities and shareholders’ equity	$58,888,317	$79,302,381

GameSquare Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Quarterly information unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$18,475,300	$7,788,519	$33,010,922	$15,227,643
Cost of revenue	9,425,530	5,497,023	18,356,970	9,778,222
Gross profit	9,049,770	2,291,496	14,653,952	5,449,421
Operating expenses:
General and administrative	5,194,140	3,565,333	9,633,787	7,272,958
Selling and marketing	2,422,819	1,416,813	4,565,833	2,752,574
Research and development	682,531	671,614	1,293,333	1,325,667
Depreciation and amortization	536,648	252,174	966,898	456,305
Contract exit costs	9,477	103,507	160,332	720,720
Other operating expenses	1,915,142	547,188	3,086,839	1,292,565
Total operating expenses	10,760,757	6,556,629	19,707,022	13,820,789
Loss from continuing operations	(1,710,987)	(4,265,133)	(5,053,070)	(8,371,368)
Other income (expense), net:
Interest income (expense)	(279,492)	116,316	(608,593)	142,902
Change in fair value of convertible debt carried at fair value	-	(5,561)	-	327,916
Change in fair value of warrant liability	(726,189)	(17,731)	(66,806)	(12,384)
Arbitration settlement reserve	(39,634)	(66,217)	(11,842)	(10,634)
Realized and change in unrealized gain (loss) on digital assets and investment in ETH fund	(7,828,414)	-	(22,420,563)	-
Yield on digital assets	(119,987)	-	(151,888)	-
Other income (expense), net	177,043	204,323	174,450	130,859
Total other income (expense), net	(8,816,673)	231,130	(23,085,242)	578,659
Loss from continuing operations before income taxes	(10,527,660)	(4,034,003)	(28,138,312)	(7,792,709)
Income tax expense	(83,050)	-	(83,050)	-
Net income (loss) from continuing operations	(10,610,710)	(4,034,003)	(28,221,362)	(7,792,709)
Net income (loss) from discontinued operations	(39,129)	1,015,657	(133,449)	(2,399,373)
Net loss	(10,649,839)	(3,018,346)	(28,354,811)	(10,192,082)
Net loss attributable to non-controlling interest	-	-	-	2,018,132
Net loss attributable to GameSquare Holdings, Inc.	$(10,649,839)	$(3,018,346)	$(28,354,811)	$(8,173,950)

Comprehensive loss, net of tax:
Net loss	$(10,649,839)	$(3,018,346)	$(28,354,811)	$(10,192,082)
Change in foreign currency translation adjustment	699	(547,983)	28,661	(385,457)
Comprehensive loss	(10,649,140)	(3,566,329)	(28,326,150)	(10,577,539)
Comprehensive loss attributable to non-controlling interest	-	-	-	2,018,132
Comprehensive loss	$(10,649,140)	$(3,566,329)	$(28,326,150)	$(8,559,407)

Income (loss) per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution:
From continuing operations	$(0.11)	$(0.10)	$(0.29)	$(0.21)
From discontinued operations	(0.00)	0.03	(0.00)	(0.01)
Loss per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution	$(0.11)	$(0.08)	$(0.30)	$(0.22)
Weighted average common shares outstanding - basic and diluted	94,909,415	38,968,089	96,115,061	37,850,112

Management’s use of Non-GAAP Measures

This release contains certain financial performance measures, including “EBITDA” and “Adjusted EBITDA,” that are not recognized under accounting principles generally accepted in the United States of America (“GAAP”) and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of these measures to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.

We believe EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “EBITDA” as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense.

Adjusted EBITDA

We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and other non-cash items, including, but not limited to (i) share based compensation expense, (ii) transaction costs related to merger and acquisition activities, (iii) arbitration settlement reserves and other non-recurring legal settlement expenses, (iv) contract exit costs, primarily comprised of employee severance resulting from integration of acquired businesses, (v) impairment of goodwill and intangible assets, (vi) gains and losses on extinguishment of debt, (vii) change in fair value of assets and liabilities adjusted to fair value on a quarterly basis, (viii) gains and losses from discontinued operations, and (ix) net income (loss) attributable to non-controlling interest.

Reconciliation of Non-GAAP Measures

A reconciliation of Adjusted EBITDA to the most directly comparable measure determined under U.S. GAAP is set out below. (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net loss	$(10,649,839)	$(3,018,346)	$(28,354,811)	$(10,192,082)
Interest (income) expense, net	279,492	(116,316)	608,593	(142,902)
Income tax expense	83,050	-	83,050	-
Amortization and depreciation	536,648	252,174	966,898	456,305
Share-based payments	331,855	5,616	859,541	34,614
Realized and change in unrealized (gain) loss on digital assets and investment in ETH fund	7,828,414	-	22,420,563	-
Transaction costs	551,985	547,188	1,642,830	1,292,565
Legal settlement	4,450	-	4,450	-
Arbitration settlement reserve	39,634	66,217	11,842	10,634
Contract exit costs	9,477	103,507	160,332	720,720
Gain on shares issued for AP settlement	(177,555)	-	(177,555)	-
Change in fair value of contingent purchase consideration	1,358,707	-	1,439,559	-
Change in fair value of warrant liability	726,189	17,731	66,806	12,384
Change in fair value of convertible debt carried at fair value	-	5,561	-	(327,916)
Loss (gain) on disposition of subsidiary	-	(3,020,335)	-	(2,721,953)
Loss from discontinued operations	39,129	2,004,678	133,449	5,121,326
Adjusted EBITDA	$961,636	$(3,152,325)	$(134,453)	$(5,736,305)